Exhibit 99.1

[logo] Bradley Pharmaceuticals, Inc.
383 Route 46 West • Fairfield, NJ 07004-2402 USA • 973-882-1505 • FAX 973-575-5366 • www.bradpharm.com

Bradley Pharmaceuticals, Inc. (NYSE: BDY) was founded in 1985 as a specialty pharmaceutical company marketing to niche physician specialties in the U.S. and 38 international markets. Bradley’s success is based on the strategy of Acquire, Enhance and Grow. Bradley Acquires non-strategic brands, Enhances these brands with line extensions and improved formulations and Grows the products through promotion, advertising and selling activities to optimize life cycle management. Bradley Pharmaceuticals is comprised of Doak Dermatologics, specializing in topical therapies for dermatology and podiatry, and Kenwood Therapeutics, providing gastroenterology, respiratory and other internal medicine brands.

Please visit Bradley Pharmaceuticals web site at: www.bradpharm.com

Bradley Pharmaceuticals common stock is listed on the NYSE under the symbol BDY.

Contact:	Anthony Griffo Investor Relations Bradley Pharmaceuticals, Inc. 973-882-1505, ext. 313

For Immediate Release

BRADLEY PHARMACEUTICALS
UPDATES FINANCING COMMITMENT

Fairfield, NJ — September 22, 2005 — Bradley Pharmaceuticals, Inc. (NYSE: BDY) today announced an update as to the anticipated timing of its establishment of a replacement credit facility led by Wachovia Bank, National Association, the administrative agent for the lenders that are party to the Company’s current $125 million credit facility. This new facility is currently the subject of commitment documents with Wachovia that anticipate a closing by November 9, 2005, rather than the first half of the third quarter as previously announced by the Company in June 2005. This refinancing should permit the Company to satisfy in its entirety all obligations under its 4% Convertible Senior Subordinated Notes due 2013 (which the Company previously announced are in default and have been accelerated as a result of the Company’s failure to file its Annual Report on Form 10-K) in addition to providing the Company with both term loan and revolving credit facilities.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that Bradley expects, believes or anticipates will or may occur in the future, such as earnings estimates, other predictions of financial performance, timing of payments on accelerated indebtedness, refinancing of indebtedness, launches by Bradley of new products and market acceptance of Bradley’s products. Forward-looking statements are based on Bradley’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond Bradley’s control. These risks and uncertainties include Bradley’s ability to refinance the indebtedness; ability to satisfy its substantial indebtedness obligations and to comply with the restrictive covenants in its debt instruments; ability to access the capital markets on attractive terms or at all; ability to favorably resolve the pending SEC informal inquiry, maintain sales of its products, successfully acquire, develop, integrate, or sell new products or effectively react to other risks and uncertainties described from time to time in Bradley’s SEC filings, such as fluctuation of quarterly financial results, estimation of product returns, chargebacks, rebates and allowances, concentration of customers, reliance on third party manufacturers and suppliers, litigation or other proceedings (including the pending class action lawsuits), government regulation and stock price volatility. Further, Bradley cannot accurately predict the impact on its business of the approval, introduction, or expansion by competitors of generic or therapeutically equivalent or comparable versions of Bradley’s products or of any other competing products. In addition, actual results may differ materially from those projected. Bradley undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.